Exhibit 10.2

SECURITY AGREEMENT

SECURITY AGREEMENT dated as of March 12, 2025, among SOLUNA SW LLC, a Delaware limited liability company (the “Borrower”), SOLUNA SW HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Subsidiaries of the Borrower from time to time party hereto as Grantors (as defined below) and GALAXY DIGITAL LLC (the “Secured Party”).

RECITALS

A. Concurrently herewith, the Borrower and Holdings are entering into that certain Loan Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, Holdings, the Subsidiary Guarantors (as defined in the Loan Agreement) from time to time party thereto, and the Secured Party, pursuant to which the Secured Party has agreed to extend loans to the Borrower upon the terms and subject to the conditions set forth therein.

B. The Secured Party’s obligation to extend the loans to the Borrower under the Loan Agreement and the other Loan Documents are subject, among other conditions, to receipt by the Secured Party of this Agreement duly executed by the Borrower and the other Grantors.

Accordingly, the parties hereto agree as follows: Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms; Loan Agreement Definitions. As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Promissory Note”, “Software” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Entitlement Holder”, “Financial Asset”, “Instruction”, “Securities Account”, “Security”, “Security Certificate”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.

1.02 Additional Definitions. In addition, as used herein:

“Collateral” has the meaning assigned to such term in Section 3.

“Copyright Collateral” means all Copyrights of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Copyright identified in Annex 3.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Excluded Property” has the meaning assigned to such term in Section 4.

“Grantors” means the Borrower, Holdings and the Subsidiary Guarantors. As of the Effective Date, the Grantors consist solely of the Borrower and Holdings.

“Initial Pledged Shares” means the Shares of each Issuer beneficially owned by any Grantor on the date hereof and identified in Annex 2 (Part A).

“Intellectual Property” means, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any Grantor; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by any Grantor in respect of any of the items listed above.

“Issuers” means, collectively, (a) the respective Persons identified on Annex 2 (Part A) under the caption “Issuer”, (b) any other Person that shall at any time be a Subsidiary of a Grantor, and (c) the issuer of any equity securities hereafter owned by a Grantor.

“Motor Vehicles” means motor vehicles, tractors, trailers and other like property, if the title thereto is governed by a certificate of title or ownership.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent Collateral” means all Patents of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Patent identified in Annex 4, and all income, royalties, damages and payments now or hereafter due or payable under or with respect thereto.

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“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Issuer now or hereafter owned by any Grantor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all other obligations of the Grantors to the Secured Party in respect of the principal of and interest on any loan or other extension of credit made by the Secured Party to any Grantor pursuant to, and each promissory note (if any) constituting part of or delivered by the Grantors to the Secured Party under, the Loan Documents, and all other amounts from time to time owing to the Secured Party by any Grantor under the Loan Documents, together with in each case interest thereon and expenses related thereto as and to the extent provided in the Loan Documents, including any such interest or expenses accruing or arising after the commencement of any case with respect to any Grantor under the United States Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).

“Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or Equity Interests of any class in any Person.

“Trademark Collateral” means all Trademarks of each Grantor, whether now owned or hereafter acquired by such Grantor, including each Trademark identified in Annex 5, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

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“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

Section 2. Representations and Warranties. Each Grantor represents and warrants to the Secured Party that:

2.01 Title. The Grantors are the sole beneficial owners of the Collateral and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person) other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral, and (b) the Liens (if any) expressly permitted by the Loan Documents.

2.02 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor as of the date hereof are correctly set forth in Annex 1.

2.03 Changes in Circumstances. Except as otherwise specified in Annex 1, no Grantor has (a) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the NYUCC) or (b) within the period of five years prior to the date hereof, changed its name as it appears on such Grantor’s certificate of formation (or its functional equivalent) on the date hereof.

2.04 Pledged Shares. The Initial Pledged Shares constitute 100% of the issued and outstanding Shares of each Issuer thereof as of the date hereof. Annex 2 (Part A) correctly identifies, as at the date hereof, the respective Issuers of the Initial Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

The Initial Pledged Shares are as of the date hereof, and any other Pledged Shares in which any Grantor shall hereafter grant a security interest pursuant to Section 3 are as of such later date that such security interest is granted, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any Equity Interest in any other entity), and none of such Pledged Shares are subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Loan Documents, or under such organizational instruments).

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2.05 Promissory Notes. Annex 2 (Part B) sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Annex 6) held by the Grantors on the date hereof having an aggregate principal amount in excess of $50,000.

2.06 Intellectual Property. Annexes 4, 5 and 6, respectively, set forth a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by the Grantors on the date hereof (or, in the case of any supplement to said Annexes 4, 5 and 6, effecting a pledge thereof, as of the date of such supplement).

Except pursuant to licenses and other user agreements entered into by a Grantor in the ordinary course of business that are listed in said Annexes 4, 5 and 6 (including as supplemented by any supplement effecting a pledge thereof), no Grantor has anything to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), and all registrations listed in said Annexes 4, 5 and 6 (as so supplemented) are, except as noted therein, in full force and effect.

To each Grantor’s knowledge, (i) except as set forth in said Annexes 4, 5 and 6 (as supplemented by any supplement effecting a pledge thereof), there is no violation by others of any right of any Grantor with respect to any Copyright, Patent or Trademark listed in said Annexes 4, 5 and 6 (as so supplemented), respectively, and (ii) no Grantor is infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings alleging such infringement have been instituted or are pending against any Grantor and no written claim against any Grantor has been received by any Grantor, alleging any such violation, except as may be set forth in said Annexes 4, 5 and 6 (as so supplemented).

No Grantor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

2.07 Deposit Accounts and Securities Accounts. Annex 6 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantors on the date hereof.

2.08 Commercial Tort Claims. Annex 7 sets forth a complete and correct list of all commercial tort claims of each Grantor in existence on the date hereof.

2.09 Fair Labor Standards Act. Any goods produced by any Grantor or any of its Subsidiaries included in the Collateral have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, in all material respects.

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Section 3. Collateral. As collateral security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all right, title and interest in or to any and all of the following assets and properties (in each case, whether tangible or intangible and wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (all of the property described in this Section 3 being collectively referred to herein as “Collateral”):

(a) all Accounts:

(b) all As-Extracted Collateral;

(c) all Chattel Paper, including all Electronic Chattel Paper;

(d) all Deposit Accounts and all other bank accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods;

(j) the Pledged Shares;

(k) all Instruments, including all Promissory Notes;

(l) all Intellectual Property;

(m) all Inventory;

(n) all Investment Property, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(o) all Letter-of-Credit Rights;

(p) all commercial tort claims, as defined in Section 9-102(a)(13) of the NYUCC, arising out of the events described in Annex 7;

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(q) all monies, whether or not in the possession or under the control of the Secured Party, or a bailee or Affiliate of the Secured Party, including any cash;

(r) all digital currency and all Controllable Electronic Records, Controllable Accounts and Controllable Payment Intangibles (as such terms are defined in the NYUCC or the New York Senate Bill S7244 proposing Amendments to the Official Text of the New York Uniform Commercial Code (2022), as applicable);

(s) all other tangible and intangible personal property whatsoever of such Grantor; and

(t) all Proceeds and products of, and all Supporting Obligations for, any and all of the foregoing and all of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of any Grantor or any computer bureau or service company from time to time acting for such Grantor);

provided that the Collateral shall not include any Excluded Property.

IT BEING UNDERSTOOD that in the case of any Pledged Shares or other Investment Property, the security interest hereunder shall include all economic and governance rights, including all rights to vote, consent to action and otherwise participate in the management of the issuer of any such Pledged Shares or other Investment Property.

Section 4. Excluded Property. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted pursuant to Section 3 above a security interest in or Lien upon, any of the following property of such Grantor (collectively, the “Excluded Property”): (a) any “intent to use” trademark application for which a statement of use has not been filed (but only until such statement is filed) or otherwise where the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (b) any Excluded Accounts; (c) any Equipment owned by any Grantor that is subject to a Lien expressly permitted under Section 6.2(h) of the Loan Agreement, if the valid grant of a security interest therein would violate, or otherwise be prohibited by, the terms of the applicable contract, lease, instrument or other agreement between such Grantor and the holder of such Lien (other than any other Grantor or any Affiliate of any Grantor) and such restriction or prohibition has not been waived or the consent of the holder of such Lien has not otherwise been obtained; (d) any permit, contract, lease, license, instrument or other agreement (with any Person, other than any other Grantor or any Affiliate of any Grantor) that is now or hereafter held by any Grantor to the extent that a grant of a security interest therein would, under the terms of such permit, contract, lease, license, instrument or other agreement, result in a breach of the terms of, or constitute a default under, or result in the termination of such permit, contract, lease, license, instrument or other agreement, or require a consent not obtained of a third party (other than to the extent that (x) any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC of any relevant jurisdiction, any other provision of the UCC of any relevant jurisdiction or any other applicable law or principles of equity or (y) any such contract, lease, license, instrument or other agreement was entered into for the purpose of creating such breach, prohibition, restriction, default, termination or consent) or would be prohibited by any requirement of applicable law of a government authority or require a consent not obtained of any relevant government authority pursuant to such requirements of law; provided that (i) the Collateral shall in any event include the Proceeds of such permit, contract, lease, license, instrument or other agreement and (ii) if requested by the Secured Party, each Grantor agrees to use its commercially reasonable efforts, for a period not to exceed 60 days from the date of such request and to the extent doing so would not reasonably be expected to adversely affect such Grantor’s commercial relationships, to obtain all requisite consents to enable such Grantor to provide a security interest in such permit, contract, lease, license, instrument or other agreement, and, in any event, immediately upon the ineffectiveness, lapse or termination of any such restriction or requirement, the Collateral will include, and such Grantor will be deemed to have granted a security interest in, such permit, contract, lease, license, instrument or other agreement as of the date hereof as if such restriction or requirement had never been in effect; (e) any Motor Vehicles and other assets subject to certificates of title (other than to the extent a security interest therein can be perfected by the filing of a financing statement under the UCC); and (f) those assets as to which the Secured Party and the applicable Grantor shall jointly and reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or perfection thereof are excessive in relation to the benefit to the Secured Party of the security to be afforded thereby; provided that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would constitute Excluded Property).

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Section 5. Further Assurances; Remedies. In furtherance of the grant of the security interest pursuant to Section 3, each Grantor hereby agrees with the Secured Party as follows:

5.01 Delivery and Other Perfection. The Grantors shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Secured Party to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a) if any of the Pledged Shares, Investment Property or Financial Assets constituting part of the Collateral are represented or otherwise evidenced by physical certificates or instruments and received by any Grantor, forthwith (x) deliver to the Secured Party the certificates or instruments representing or evidencing the same, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may reasonably request, all of which thereafter shall be held by the Secured Party, pursuant to the terms of this Agreement, as part of the Collateral and (y) take such other action as the Secured Party may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Collateral;

(b) promptly from time to time, deliver to the Secured Party any and all Instruments constituting part of the Collateral, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Secured Party may request; provided that (other than in the case of the Promissory Notes described in Annex 2 (Part B)) so long as no Event of Default shall have occurred and be continuing, each Grantor may retain for collection in the ordinary course any Instruments received by such Grantor in the ordinary course of business;

(c) subject to the post-closing period provided in Section 5.14(a) of the Loan Agreement and, without duplication, promptly from time to time upon the request of the Secured Party, enter into such control agreements, each in form and substance reasonably acceptable to the Secured Party, as may be required to perfect the security interest created hereby in any and all Deposit Accounts (other than any Excluded Accounts), Investment Property, Electronic Chattel Paper, Letter-of-Credit Rights, any digital currency, controllable electronic records, controllable accounts and controllable payment intangibles, and will promptly furnish to the Secured Party true copies thereof;

(d) promptly from time to time upon the request of the Secured Party, execute and deliver such short-form security agreements as the Secured Party may reasonably deem necessary or desirable to protect the interests of the Secured Party in respect of that portion of the Collateral consisting of Intellectual Property;

(e) [reserved];

(f) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the security interests granted by this Agreement; and

(g) as and to the extent required pursuant to Section 5.6(b) of the Loan Agreement, permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Party to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Secured Party may require.

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5.02 Other Financing Statements or Control. Except as otherwise expressly permitted under the Loan Agreement, no Grantor shall (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Secured Party is not named as the sole secured party, or (b) cause or permit any Person other than the Secured Party to have “control” (as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC or proposed Section 12-105 of the NYUCC introduced under New York Senate Bill S7244 proposing Amendments to the Official Text of the New York Uniform Commercial Code (2022)) of any Deposit Account, Electronic Chattel Paper, Investment Property, Letter-of-Credit Right, digital currency, controllable electronic records, controllable accounts and controllable payment intangibles constituting part of the Collateral.

5.03 Preservation of Rights. The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

5.04 Special Provisions Relating to Certain Collateral.

(a) Pledged Shares.

(i) Each Grantor will cause the Pledged Shares to constitute at all times 100% of the total number of Shares of each Issuer.

(ii) So long as no Event of Default shall have occurred and be continuing, or such Grantor has not received written notice from the Secured Party in accordance with Section 5.04(a)(v) below that the rights of such Grantor under this Section 5.04(a)(ii) have been suspended after the occurrence and during the continuance of an Event of Default, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares for all purposes not inconsistent with the terms of this Agreement, the Loan Documents or any other instrument or agreement referred to herein or therein; provided that each Grantor agrees that it will not vote the Pledged Shares in any manner that is inconsistent with the terms of this Agreement, the Loan Documents or any such other instrument or agreement; and the Secured Party shall, at the sole expense of the Grantors, execute and deliver to such Grantor or cause to be executed and delivered to such Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(a)(ii). Without limiting any of the rights set forth in this Section 5.04, each Grantor hereby grants to the Secured Party an irrevocable proxy to, subject in all respects to Section 5.04(a)(v), vote all or any part of the Pledged Shares held by such Grantor and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Shares would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective automatically and without the necessity of any other action (including any transfer of such Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of such Equity Interests or any officer or agent thereof) after the occurrence and during the continuance of any Event of Default. Each Grantor acknowledges and agrees that the irrevocable proxy granted to the Secured Party by such Grantor pursuant to the preceding sentence with respect to the Pledged Shares held by such Grantor is coupled with an interest and, subject in all respects to Section 5.04(a)(v), shall be exercisable by the Secured Party after the occurrence and during the continuance of any Event of Default, regardless of the length of any such period of time (so long as such Event of Default remains continuing).

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(iii) Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends, distributions or proceeds on the Pledged Shares paid in cash out of earned surplus.

(iv) If an Event of Default shall have occurred and be continuing, whether or not the Secured Party exercises any available right to declare any Secured Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Pledged Shares (other than Permitted Tax Distributions) shall be paid directly to the Secured Party and retained by it directly or in any collateral account as part of the Collateral, subject to the terms of this Agreement, and, if the Secured Party shall so request in writing, each Grantor agrees to execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end; provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Secured Party shall, upon request of such Grantor (except to the extent theretofore applied to the Secured Obligations), be returned by the Secured Party to such Grantor.

(v) After the occurrence and during the continuance of an Event of Default, upon written notice from the Secured Party to the applicable Grantor (provided that no such notice shall be required in the event of any Event of Default occurring pursuant to Section 8(g) or 8(h) if the Loan Agreement) of the suspension of the rights of the Grantors under clause (a)(ii) of this Section 5.04, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to clause (a)(ii) of this Section 5.04, and the obligations of the Secured Party under clause (a)(ii) of this Section 5.04, shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Secured Party shall have the right (in its sole discretion) from time to time following and during the continuance of any Event of Default to permit the Grantors to exercise such rights. In furtherance thereof, to the fullest extent permitted by applicable law, each Grantor hereby authorizes and instructs any Issuer with respect to any Pledged Shares to (x) comply with any instruction received by it from the Secured Party in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each such Issuer shall be fully protected in so complying following receipt of such notice and prior to further notice from the Secured Party that such Event of Default is no longer continuing, and (y) except as otherwise expressly permitted hereby, upon the instruction of the Secured Party, pay any dividends, distributions or other payments (other than Permitted Tax Distributions expressly permitted pursuant to Section 6.6(a)(iii) of the Loan Agreement) with respect to any Pledged Shares during the occurrence and continuance of an Event of Default directly to the Secured Party to be applied in accordance with Section 5.09.

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(b) Intellectual Property.

(i) For the purpose of enabling the Secured Party to exercise rights and remedies under Section 5.05 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii) Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limit the rights of each Grantor to dispose of its property, so long as no Event of Default shall have occurred and be continuing, each Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of such Grantor. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Secured Party shall from time to time, upon the request of such Grantor and at the sole expense of the Grantors, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above. Further, upon the payment in full of all of the Secured Obligations (other than unasserted contingent indemnification obligations), termination of the Term Loan Commitment and the expiration or termination of all other commitments and obligations of the Secured Party to make available any loans to such Grantor, or earlier expiration of this Agreement or release of the Collateral, the Secured Party shall grant back to such Grantor the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 5.05 by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by such Grantor in accordance with the first sentence of this clause (ii).

(c) Chattel Paper. Promptly upon the request of the Secured Party, each Grantor will (i) deliver to the Secured Party each original of each item of Chattel Paper constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance reasonably satisfactory to the Secured Party, indicating that such Chattel Paper is subject to the security interest granted hereby and that purchase of such Chattel Paper by a Person other than the Secured Party without the consent of the Secured Party would violate the rights of the Secured Party.

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5.05 Remedies.

(a) Rights and Remedies Generally upon Event of Default. If an Event of Default shall have occurred and is continuing, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the NYUCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right); and without limiting the foregoing:

(i) the Secured Party in its discretion may, in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii) the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii) the Secured Party may require any Grantor to notify (and each Grantor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Account, Chattel Paper or General Intangible, and each obligor on any Instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Party hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Secured Party or as it may direct (and if any such payments, or any other Proceeds of Collateral, are received by any Grantor they shall be held in trust by the Grantor for the benefit of the Secured Party and as promptly as possible remitted or delivered to the Secured Party for application as provided herein);

(iv) the Secured Party may require any Grantor to assemble the Collateral at such place or places, reasonably convenient to the Secured Party and a Grantor, as the Secured Party may direct;

(v) the Secured Party may apply any cash collateral (if any) to payment of the Secured Obligations;

(vi) the Secured Party may require any Grantor to cause the Pledged Shares to be transferred of record into the name of the Secured Party or its nominee (and the Secured Party agrees that if any of such Pledged Shares is transferred into its name or the name of its nominee, the Secured Party will thereafter promptly give to such Grantor copies of any notices and communications received by it with respect to such Pledged Shares); and

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(vii) the Secured Party may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Grantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of any license granted to the Secured Party in Section 5.04(b), shall be applied in accordance with Section 5.09.

(b) Certain Securities Act Limitations. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral after the occurrence and during the continuance of an Event of Default, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

(c) Notice. Each Grantor agrees that to the extent the Secured Party is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten days’ notice shall be deemed to constitute reasonable prior notice.

5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, such Grantor shall remain liable for any deficiency.

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5.07 Locations; Names, Etc. Without at least ten days’ prior written notice to the Secured Party, no Grantor shall (i) change its location (as defined in Section 9-307 of the NYUCC), (ii) change its name from the name shown as its current legal name on Annex 1, or (iii) agree to or authorize any modification of the terms of any item of Collateral that would result in a change thereof from one Uniform Commercial Code category to another such category (such as from a General Intangible to Investment Property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control (within the meaning of Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC) over such item of Collateral.

5.08 Private Sale. The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Section 5, shall be applied by the Secured Party:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Secured Party in connection therewith;

Next, to the payment in full of the Secured Obligations, in such order as the Secured Party shall in its sole discretion determine; and

Finally, to the payment to each Grantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Secured Party while no Event of Default has occurred and is continuing, after the occurrence and during the continuance of any Event of Default, the Secured Party is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Section 5 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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5.11 Perfection and Recordation. Each Grantor authorizes the Secured Party to file Uniform Commercial Code financing statements describing the Collateral as “all assets” or “all personal property and fixtures” of such Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

5.12 Termination. When all Secured Obligations shall have been paid in full (other than unasserted contingent indemnification obligations), the Term Loan Commitment shall have terminated and all other commitments and obligations of the Secured Party to make available any loans to the Borrower or any other Grantor shall have expired or terminated, this Agreement shall terminate, and the Secured Party shall, at the sole expense of the Grantors, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of such Grantor and to be released and canceled all licenses and rights referred to in Section 5.04(b).

5.13 Further Assurances. Each Grantor agrees that, from time to time upon the written request of the Secured Party, such Grantor will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement. Each Grantor further agrees that, after the date hereof, if such Grantor obtains an interest in any Collateral of the type that would be disclosed on Annex 2, Annex 3, Annex 4, Annex 5, Annex 6 or Annex 7 on the date hereof, such Grantor shall promptly provide the Secured Party with written updates to the applicable Annexes to this Agreement including and describing such Collateral.

5.14 Additional Subsidiaries. Any Subsidiary that is required to become a party hereto as a Grantor pursuant to the Loan Agreement (including Section 5.10 of the Loan Agreement) shall enter into this Agreement as a Grantor upon becoming a Subsidiary Guarantor thereunder. Upon execution and delivery by the Secured Party and such Subsidiary of a supplement to this Agreement in form and substance acceptable to the Secured Party (which supplement shall be delivered by such Subsidiary within the time period specified in the Loan Agreement (or such longer period as the Secured Part may agree in its sole discretion)), such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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Section 6. Miscellaneous.

6.01 Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon any Grantor or the Secured Party under this Agreement shall be given as provided in Section 9 of the Loan Agreement. All notices, requests, demands, consents, instructions or other communications to or upon any Grantor hereunder shall be given to it in care of the Borrower as provided in Section 9 of the Loan Agreement.

6.02 No Waiver. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Secured Party.

6.04 Expenses. Without limiting Section 11.2 of the Loan Agreement, the Grantors, jointly and severally, agree to reimburse the Secured Party for all reasonable costs and expenses incurred by it (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default, Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Secured Party of any obligations of such Grantor in respect of the Collateral that such Grantor has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor and the Secured Party (provided that (y) no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Secured Party and (z) the Secured Party shall not assign or transfer its rights or obligations hereunder except in connection with an assignment under the Loan Agreement made in compliance with Section 11.1 of the Loan Agreement, and any purported assignment or transfer by any Grantor or the Secured Party in violation of this Section 6.05 shall be null and void).

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6.06 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page to this Agreement by email (.pdf) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Agreement may be conducted by electronic means, (b) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper and (c) it is being provided with an electronic or paper copy of this Agreement in a usable format.

6.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE SECURED PARTY WITH RESPECT TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL MATTERS RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN SUCH PARTY’S RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.07(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY JUDICIAL PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY MATTER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN (AND EACH COURT WHERE APPEALS OF THE DECISIONS OF SUCH COURTS MAY BE SOUGHT). EACH PARTY HERETO (I) ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (II) WAIVES PERSONAL SERVICE OF PROCESS, (III) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, PURSUANT TO SECTION 6.01 HEREOF AND INSTITUTED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT IN ACCORDANCE WITH THE FOREGOING AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION, VENUE, CONVENIENCE OR FORUM NONCONVENIENS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

6.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.10 Agents and Attorneys-in-Fact. Except to the extent otherwise expressly provided in the Loan Agreement, the Secured Party may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

6.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.12. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

GRANTORS:

SOLUNA SW LLC

By:	/s/ John Tunison
Name:	John Tunison
Title:	Chief Financial Officer

SOLUNA SW HOLDINGS, LLC

By:	/s/ John Tunison
Name:	John Tunison
Title:	Chief Financial Officer

[Signature Page to Security Agreement]

SECURED PARTY:

GALAXY DIGITAL LLC

By:	/s/ Nazia Siddiqi
Name:	Nazia Siddiqi
Title:	Head of Credit Risk

[Signature Page to Security Agreement]

ANNEX 1

ANNEX 2

ANNEX 3

LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND

APPLICATIONS FOR COPYRIGHT REGISTRATIONS

None.

ANNEX 4

LIST OF PATENTS AND PATENT APPLICATIONS

None.

ANNEX 5

LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,

TRADEMARK AND SERVICE MARK REGISTRATIONS AND

APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

None.

ANNEX 6

ANNEX 7

LIST OF COMMERCIAL TORT CLAIMS

None.